Exhibit 4.2

RADIAN GROUP INC.

and

U.S. BANK NATIONAL ASSOCIATION,

as Trustee

SIXTH SUPPLEMENTAL INDENTURE

Dated as of June 24, 2019

TO SENIOR INDENTURE

Dated as of March 4, 2013

4.875% SENIOR NOTES DUE 2027

TABLE OF CONTENTS

Page
ARTICLE I

DEFINITIONS

Section 1.01. Scope of Supplemental Indenture	2
Section 1.02. Definitions	2

ARTICLE II

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation and Amount; Payments	8
Section 2.02. Form of Notes	8
Section 2.03. Depositary	9
Section 2.04. Cancellation of Surrendered Notes	10
Section 2.05. Notice of Defaults	10
Section 2.06. Additional Notes; Repurchases	10
Section 2.07. Payments on Physical Notes	11

ARTICLE III

SATISFACTION AND DISCHARGE

Section 3.01. Applicability of Article 8 and Article 9 of the Original Indenture	11
Section 3.02. Satisfaction and Discharge	11

ARTICLE IV

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Maintenance of Office or Agency	12
Section 4.02. Additional Covenants	12

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.01. Applicability of Article 6 of the Original Indenture	13
Section 5.02. Events of Default	13

ARTICLE VI

SUPPLEMENTAL INDENTURES

Section 6.01. Supplemental Indentures Without Consent of Holders	13
Section 6.02. Supplemental Indentures With Consent of Holders	13
Section 6.03. Notice to Holders of Supplemental Indentures	14
Section 6.04. Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee	14

i

ii

SIXTH SUPPLEMENTAL INDENTURE, dated as of June 24, 2019 (this “Supplemental Indenture”), between Radian Group Inc., a Delaware corporation (the “Company”), and U.S. Bank National Association, a national banking association organized under the laws of the United States, as trustee (the “Trustee”), supplementing the Senior Indenture, dated as of March 4, 2013, between the Company and the Trustee (the “Original Indenture” and, as amended and supplemented by this Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”).

RECITALS OF THE COMPANY

WHEREAS, the Company executed and delivered the Original Indenture to the Trustee to provide, among other things, for the issuance, from time to time, of the Company’s unsecured Securities, in an unlimited aggregate principal amount, in one or more series to be established by the Company under, and authenticated and delivered as provided in, the Original Indenture;

WHEREAS, Section 10.01(g) of the Original Indenture provides for the Company and the Trustee to enter into an indenture supplemental to the Original Indenture to establish the form and terms of Securities of any series as contemplated by Sections 2.01 and 2.02 of the Original Indenture;

WHEREAS, the Board of Directors has duly adopted resolutions authorizing the Company to execute and deliver this Supplemental Indenture;

WHEREAS, pursuant to the terms of the Original Indenture, the Company desires to establish a new series of its Securities to be known as its “4.875% Senior Notes due 2027” (the “Notes”), the form and substance of such Notes and the terms, provisions and conditions thereof to be set forth as provided in the Original Indenture and this Supplemental Indenture;

WHEREAS, the Form of Note, the certificate of authentication to be borne by each Note and the Form of Assignment and Transfer contemplated under the terms of the Notes are to be substantially in the forms hereinafter provided;

WHEREAS, the Company has requested that the Trustee execute and deliver this Supplemental Indenture, and all requirements necessary have been performed to make (i) this Supplemental Indenture a valid instrument in accordance with its terms, and (ii) the Notes, when executed by the Company and authenticated and delivered by the Trustee, the valid obligations of the Company and the execution and delivery of this Supplemental Indenture have been duly authorized in all respects.

NOW, THEREFORE, THIS SUPPLEMENTAL INDENTURE WITNESSETH, for and in consideration of the premises and the purchases of the Notes by the Holders thereof, it is mutually agreed, for the benefit of the Company and the equal and proportionate benefit of all Holders of the Notes, as follows:

ARTICLE I

DEFINITIONS

Section 1.01. Scope of Supplemental Indenture. This Supplemental Indenture supplements the provisions of the Original Indenture, to which provisions reference is hereby made. The changes, modifications and supplements to the Original Indenture effected by this Supplemental Indenture shall be applicable only with respect to, and shall only govern the terms of, the Notes, which may be issued from time to time, and shall not apply to any other Securities that may be issued under the Original Indenture unless a supplemental indenture with respect to such other Securities specifically incorporates such changes, modifications and supplements. For purposes of Article 11 of the Original Indenture, the Notes shall constitute a single class of Securities. The provisions of this Supplemental Indenture shall supersede any corresponding, or conflicting, provisions in the Original Indenture. Unless otherwise specified, section and subsection references used herein are to this Supplemental Indenture.

Section 1.02. Definitions. For all purposes of the Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(a)    the terms defined in this Article I shall have the respective meanings assigned to them in this Article I and include the plural as well as the singular and, to the extent applicable, supersede the definitions thereof in the Original Indenture;

(b)    all words, terms and phrases defined in the Original Indenture (but not otherwise defined herein) shall have the same meanings as in the Original Indenture;

(c)    all other terms used herein that are defined in the Trust Indenture Act, either directly or by reference therein, shall have the meanings assigned to them in the Trust Indenture Act;

(d)    all accounting terms not otherwise defined herein shall have the meanings assigned to them in accordance with generally accepted accounting principles, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles in the United States of America as are generally accepted at the date of this instrument; and

(e)    the words “herein,” “hereof” and “hereunder” and other words of similar import refer to the Indenture as a whole and not to any particular Article, Section or other subdivision.

“Adjusted Treasury Rate” means with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity of the Comparable Treasury Issue for the Notes to be redeemed on such Redemption Date, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its aggregate principal amount) equal to the applicable Comparable Treasury Price for such Redemption Date.

The Adjusted Treasury Rate shall be calculated on the second Business Day preceding the Redemption Date.

“Agent” means any Registrar, Paying Agent or Note Custodian.

“Applicable Procedures” means, with respect to any payment, tender, redemption, transfer, or exchange of or for beneficial interests in any Global Note, the rules and procedures of DTC that apply to such payment, tender, redemption, transfer or exchange.

“Board of Directors” means the board of directors of the Company, including any duly authorized committee thereof.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or at a place of payment under the Original Indenture are authorized or obligated by law or executive order to remain closed.

“Capital Lease Obligation” means the amount of the liability in respect of a capital lease or finance lease that would appear on the balance sheet in accordance with GAAP (but specifically excluding the liability in respect of any operating lease whether or not Accounting Standard Codification Topic 842 would otherwise apply and whether or not such operating lease liability may appear on the balance sheet).

“close of business” means 5:00 p.m. (New York City time).

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the Remaining Life.

“Comparable Treasury Price” means (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Independent Investment Banker obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Company” shall have the meaning specified in the first paragraph of this Supplemental Indenture, and subject to the provisions of Article VII, shall include its successors and assigns.

“Default” means any event, act or condition that is, or after notice or the passage of time or both would be, an Event of Default.

“Depositary” means, with respect to each Global Note, the Person specified in Section 2.03(b) as the Depositary, or any successor thereto registered as a clearing agency under the Exchange Act or other applicable statute or regulations.

“Designated Subsidiary” means any present or future consolidated Subsidiary of the Company, the consolidated stockholders’ equity of which constitutes at least 15% of the Company’s consolidated stockholders’ equity.

“DTC” shall have the meaning specified in Section 2.03(b).

“Form of Assignment and Transfer” shall mean the “Form of Assignment and Transfer” attached as Attachment 1 to the Form of Note attached hereto as Exhibit A.

“Global Note” shall have the meaning specified in Section 2.03(a).

“Indebtedness” means, with respect to any Person:

(1) the principal of, and any premium and interest on, indebtedness of such Person for money borrowed and indebtedness evidenced by notes, debentures, bonds or other similar instruments for the payment of which that person is responsible or liable;

(2) all Capital Lease Obligations of such Person;

(3) all obligations of such Person issued or assumed as the deferred purchase price of property, all conditional sale obligations and all obligations under any title retention agreement (but excluding trade accounts payable arising in the ordinary course of business and deferred purchase price due and payable within 90 days);

(4) all obligations of such Person for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, other than obligations with respect to letters of credit securing obligations entered into in the ordinary course of business;

(5) all Hedging Obligations of such Person;

(6) all obligations of the type referred to above of other Persons and all dividends of other Persons for which such Person is responsible or liable as obligor, guarantor or otherwise, except Indebtedness will not include (i) endorsements for collection or deposit in the ordinary course of business or (ii) financial guaranties made by an insurance company (including a financial guaranty company) as an incident to the conduct of its insurance business and in the ordinary course of such business;

(7) all obligations of the type referred to above of other Persons secured by any lien on any property or asset of such Person; and

(8) any amendments, modifications, refundings, renewals or extensions of any indebtedness or obligation described above.

Notwithstanding the foregoing, (i) Indebtedness of a Person will not include any Conduit Indebtedness or any Insured Indebtedness of such Person or any guaranty of that type of Indebtedness by such Person in the ordinary course of its business, and (ii) in connection with the purchase by a Person of any business, the term Indebtedness will exclude post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing so long as at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid when due. “Conduit Indebtedness” means, with respect to a Person, Indebtedness of a special purpose entity or Subsidiary of such Person that is consolidated on such Person’s financial statements in accordance with GAAP so long as (i) the proceeds of such debt are used by such special purpose entity or Subsidiary to make loans to, or to purchase assets from, another Person that is not an affiliate of such Person, in the ordinary course of business and (ii) such Indebtedness and/or any payment with respect to accounts receivable and other assets underlying such Indebtedness are guaranteed by the former Person or one or more of its Subsidiaries, in the ordinary course of business. “Insured Indebtedness” means, with respect to a Person, any Indebtedness of such Person or its Subsidiaries that is guaranteed by such Person or another Subsidiary of such Person that is an insurance company (including a financial guaranty company) so long as the proceeds of such Indebtedness are used to purchase securities, instruments, notes or other obligations issued or owed by a Person that is not an affiliate of such Person, in the ordinary course of business.

“Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Independent Investment Banker” means one of the Reference Treasury Dealers appointed by the Company.

“Interest Payment Date” means each March 15 and September 15 of each year, beginning on March 15, 2020.

“Maturity Date” means March 15, 2027.

“Note” or “Notes” shall have the meaning specified in the fourth paragraph of the recitals of this Supplemental Indenture.

“Note Custodian” means the Trustee, as custodian for DTC, with respect to the Global Notes, or any successor entity thereto.

“Optional Redemption” shall have the meaning specified in Section 8.02.

“Outstanding” when used with respect to the Notes, means, as of the date of determination, all Notes theretofore authenticated and delivered under this Indenture, except:

(a)    Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(b)    Notes which have been surrendered pursuant to Section 2.10 of the Original Indenture or in exchange for or in lieu of which other Notes have been authenticated and delivered pursuant to this Indenture, other than any such Notes in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Notes are held by a bona fide purchaser in whose hands such Notes are valid obligations of the Company;

(c)    Notes, or portions thereof, that have become due, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Notes;

(d)    Notes required to be canceled pursuant to Section 2.13 of the Original Indenture; and

(e)    Notes repurchased by the Company and subject to the last sentence of Section 2.06;

provided, however, that in determining whether the Holders of the requisite principal amount of the Outstanding Notes have given any request, demand, authorization, direction, notice, consent or waiver hereunder or are present at a meeting of Holders for quorum purposes, and for the purpose of making the calculations required by Section 313 of the Trust Indenture Act, Notes owned by the Company or any Affiliate of the Company shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Notes which the Trustee knows to be so owned shall be so disregarded. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee’s right so to act with respect to such Notes and that the pledgee is not the Company or any Affiliate of the Company.

“Par Call Date” means September 15, 2026.

“Paying Agent” means the Trustee or any successor office or agency maintained by the Company in the Place of Payment pursuant to Section 4.02 of the Original Indenture where the Notes may be presented or surrendered for payment or surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or agency or political subdivision thereof.

“Physical Notes” means permanent certificated Notes in registered form issued in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof.

“Place of Payment” means, with respect to the Notes, the location of the office or agency maintained by the Company pursuant to Section 4.01(a).

“Prospectus Supplement” means the preliminary prospectus supplement dated June 13, 2019, as supplemented by the pricing term sheet dated June 13, 2019, and by the prospectus supplement dated June 13, 2019 relating to the offering and sale of the Notes.

“Redemption Date” shall have the meaning specified in Section 8.03(a).

“Redemption Notice” shall have the meaning specified in Section 8.03(a).

“Redemption Price” means, for any Notes to be redeemed pursuant to Section 8.02, either (X) prior to the Par Call Date, the greater of (i) 100% of the aggregate principal amount of such Notes, or (ii) the sum of the present values of the remaining scheduled payments of principal of and interest on the Notes to be redeemed, calculated from the Redemption Date to the Par Call Date (not including any portion of such payments of interest accrued to the Redemption Date) discounted to the Redemption Date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Adjusted Treasury Rate plus 50 basis points, as calculated by an Independent Investment Banker or (Y) on or after the Par Call Date, 100% of the aggregate principal amount of such Notes. In each case, the Redemption Price is payable together with accrued and unpaid interest on the Notes to, but excluding the Redemption Date.

“Reference Treasury Dealer” means (i) each of RBC Capital Markets, LLC, Goldman Sachs & Co. LLC, Barclays Capital Inc., Credit Suisse Securities (USA) LLC and a Primary Treasury Dealer (as defined below) selected by U.S. Bancorp Investments, Inc., or their respective successors or affiliates, and one other nationally recognized investment banking firm that is a primary U.S. Government securities dealer specified from time to time by the Company and its successors; provided that, if any of the foregoing ceases to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Company will substitute another Primary Treasury Dealer; and (ii) any other Primary Treasury Dealer selected by the Company.

“Reference Treasury Dealer Quotation” means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker at 3:30 p.m., New York City time, on the third Business Day preceding such Redemption Date.

“Registrar” means an office or agency where Notes may be presented for registration of transfer or for exchange. The term “Registrar” includes any co-registrar.

“Regular Record Date,” with respect to any Interest Payment Date, shall mean the March 1 or September 1 (whether or not such day is a Business Day) immediately preceding the applicable March 15 or September 15 Interest Payment Date, respectively.

“Remaining Life” the remaining term of the Notes to be redeemed (assuming for this purpose that such Notes matured on the Par Call Date) that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the Notes to be redeemed (assuming for this purpose that such Notes matured on the Par Call Date).

“Security Register” means the register of the Notes and of transfers and exchanges thereof required to be kept by the Registrar pursuant to Section 2.06 of the Original Indenture.

“Successor Company” shall have the meaning specified in Section 7.02(a).

“Supplemental Indenture” has the meaning specified in the first paragraph of this Supplemental Indenture.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this Supplemental Indenture until a successor Trustee shall have become such pursuant to the applicable provisions of the Indenture, and thereafter “Trustee” shall mean or include each Person who is then a Trustee hereunder.

ARTICLE II

ISSUE, DESCRIPTION, EXECUTION, REGISTRATION AND EXCHANGE OF NOTES

Section 2.01. Designation and Amount; Payments. The Notes are hereby created and authorized as a single series of Securities under the Original Indenture. The Notes shall be designated as the “4.875% Senior Notes due 2027”. The aggregate principal amount of Notes that may be authenticated and delivered under the Indenture is initially limited to $450,000,000, subject to Section 2.06 and except for Notes authenticated and delivered upon registration or transfer of, or in exchange for, or in lieu of other Notes pursuant to Section 2.09, Section 2.10, Section 2.12 and Section 10.05 of the Original Indenture and Section 8.03 of this Supplemental Indenture.

The principal amount of Notes then outstanding shall be payable on the Maturity Date. The Notes will bear interest at a rate of 4.875% per year from June 24, 2019, or from the most recent date on which interest had been paid or provided for, until the principal thereof is paid or made available for payment. Interest is payable on each Interest Payment Date, beginning on March 15, 2020, to the Person in whose name a Note is registered on the Security Register at the close of business on the Regular Record Date immediately preceding the applicable Interest Payment Date. If any Interest Payment Date, the Maturity Date or a Redemption Date falls on a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day and no interest on such payment shall accrue in respect of such delay.

The Notes shall be the direct, unsecured obligations of the Company and will rank equally with each other and with all other existing and future unsecured and unsubordinated indebtedness of the Company.

Section 2.02. Form of Notes. The Notes shall be substantially in the form set forth in Exhibit A, the terms and provisions of which shall constitute, and are hereby expressly incorporated in and made a part of the Indenture. To the extent applicable, the Company and the Trustee, by their execution and delivery of the Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any Global Note may be endorsed with or have incorporated in the text thereof such legends or recitals or changes not inconsistent with the provisions of the Indenture as may be required by the Note Custodian or the Depositary, or as may be required to comply with any applicable law or any regulation thereunder or with the rules and regulations of any securities exchange or automated quotation system upon which the Notes may be listed or traded or designated for issuance or to conform with any usage with respect thereto, or to indicate any special limitations or restrictions to which any particular Notes are subject.

Each Global Note shall represent such principal amount of the Outstanding Notes as shall be specified therein and shall provide that it shall represent the aggregate principal amount of Outstanding Notes from time to time endorsed thereon and that the aggregate principal amount of Outstanding Notes represented thereby may from time to time be increased or reduced to reflect redemptions, repurchases, transfers or exchanges permitted hereby. Any endorsement of the Global Note to reflect the amount of any increase or decrease in the amount of Outstanding Notes represented thereby shall be made on the Schedule of Exchanges of Notes to such Global Note by the Trustee or the Note Custodian, at the direction of the Trustee, in such manner and upon instructions given by the Holder of such Notes in accordance with the Indenture.

Section 2.03. Depositary.

(a)    So long as the Notes are eligible for book-entry settlement with the Depositary, unless otherwise required by law, all Notes shall be represented by one or more Global Securities to which the provisions of Section 2.01, Section 2.09 and Section 2.15 of the Original Indenture apply (each, a “Global Note”) registered in the name of the Depositary or the nominee of the Depositary. The transfer and exchange of beneficial interests in a Global Note that does not involve the issuance of a Physical Note, shall be effected through the Depositary (but not the Trustee or the Note Custodian) in accordance with the Indenture (including the restrictions on transfer set forth herein) and the Applicable Procedures of the Depositary therefor.

(b)    The Depositary shall be a clearing agency registered under the Exchange Act. The Company initially appoints The Depository Trust Company, a New York corporation (“DTC”), to act as Depositary with respect to each Global Note. Initially, each Global Note shall be issued to the Depositary, registered in the name of Cede & Co., as the nominee of the Depositary, and deposited with the Trustee as custodian for DTC.

(c)    Section 2.09(d) of the Original Indenture is hereby amended and restated in full, with respect to the Notes, to read as follows:

“Physical Notes shall be issued and delivered by the Company (i) to each Person that DTC identifies as a beneficial owner of the related Securities only if (a) DTC has notified the Company that it is unwilling or unable to continue as depositary for the Global Securities of the relevant series and a successor depositary is not appointed within 90 calendar days or (b) DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 calendar days or (ii) if an Event of Default with respect to the Securities of any series has occurred and is continuing, to each beneficial owner who requests that its beneficial interests in the Securities be exchanged for Securities in definitive form.”

(d)    Notwithstanding anything to the contrary in the Indenture (including, without limitation, Section 1.01, Section 2.01, Section 2.09 and Section 2.15 of the Original Indenture) or the Notes, following the occurrence and during the continuance of an Event of Default, any beneficial owner of a Global Note may directly enforce against the Company, without the consent, solicitation, proxy, authorization or any other action of the Depositary or any other Person, such beneficial owner’s right to exchange its beneficial interest in such Global Note for a Physical Note in accordance with Section 1.05 of the Original Indenture.

(e)    At such time as all interests in a Global Note have been canceled, repurchased or transferred, such Global Note shall be, upon receipt thereof, canceled by the Trustee in accordance with Applicable Procedures. At any time prior to such cancellation, if any interest in a Global Note is exchanged for Physical Notes, canceled, repurchased or transferred to a transferee who receives Physical Notes therefor or any Physical Note is exchanged or transferred for part of such Global Note, the principal amount of such Global Note shall, in accordance with the standing procedures and instructions existing between the Depositary and the Note Custodian, be appropriately reduced or increased, as the case may be, and an endorsement shall be made on the Schedule of Exchanges of Notes to such Global Note, by the Trustee or the Note Custodian, at the direction of the Trustee, to reflect such reduction or increase.

Section 2.04. Cancellation of Surrendered Notes. The Company shall cause all Notes surrendered for payment, repurchase (including pursuant to Section 2.06), redemption, registration of transfer or exchange, if surrendered to any Person other than the Trustee (including any of the Company’s Agents, Subsidiaries or Affiliates), to be delivered to the Trustee for cancellation pursuant to Section 2.13 of the Original Indenture. All Notes delivered to the Trustee shall be cancelled promptly by the Trustee. No Notes shall be authenticated in exchange for any Notes cancelled hereunder or under the Original Indenture.

Section 2.05. Notice of Defaults. The Company shall deliver to the Trustee, at its Corporate Trust Office, in accordance with Section 13.02 of the Original Indenture, within 30 calendar days after the occurrence thereof, an Officers’ Certificate containing notice of any events that would constitute Defaults, the status thereof and what action the Company is taking or proposes to take in respect thereof, which notice shall make express reference to the Company, the Indenture and the Notes.

Section 2.06. Additional Notes; Repurchases. The Company may, without the consent of the Holders of the Notes and notwithstanding Section 2.01, reopen this Supplemental Indenture and issue additional Notes hereunder with the same terms as the Notes initially issued hereunder in an unlimited aggregate principal amount; provided that if any such additional Notes are not fungible with the Notes initially issued hereunder for U.S. federal income tax purposes, such additional Notes shall have a separate CUSIP number. Prior to the issuance of any such additional Notes, the Company shall deliver to the Trustee a Company Order, an Officers’ Certificate and an Opinion of Counsel, such Officers’ Certificate and Opinion of Counsel to cover such matters, in addition to those required by Section 13.05 of the Original Indenture, as the Trustee shall reasonably request. In addition, the Company may, to the extent permitted by law, and directly or indirectly (regardless of whether such Notes are surrendered to the Company), repurchase Notes in the open market or otherwise, whether by the Company or its Subsidiaries or through a private or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives. The Company shall cause any Notes so repurchased to be surrendered to the Trustee for cancellation, and such Notes shall no longer be considered Outstanding under the Indenture upon the repurchase thereof.

Section 2.07. Payments on Physical Notes. The Company shall pay interest on any Physical Notes (A) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of such Notes at their address as it appears in the Security Register and (B) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each such Holder or, upon application by a Holder to the Registrar not later than the relevant Regular Record Date, by wire transfer in immediately available funds to that Holder’s account within the United States, which application shall remain in effect until the Holder notifies the Registrar, in writing, to the contrary.

ARTICLE III

SATISFACTION AND DISCHARGE

Section 3.01. Applicability of Article 8 and Article 9 of the Original Indenture.

(a)    Article 8 of the Original Indenture shall not apply to the Notes. Instead, the satisfaction and discharge provisions set forth in this Article III shall, with respect to the Notes, supersede in its entirety Article 8 of the Original Indenture and all references in the Original Indenture to Article 8 thereof and satisfaction and discharge provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article III and the satisfaction and discharge provisions set forth in this Article III.

(b)    Article 9 of the Original Indenture shall not apply to the Notes.

Section 3.02. Satisfaction and Discharge. This Supplemental Indenture shall upon request of the Company contained in an Officers’ Certificate cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments acknowledging satisfaction and discharge of this Supplemental Indenture, when: (a) (i) all Notes theretofore authenticated and delivered (other than Notes which have been destroyed, lost or stolen and which have been replaced or paid as provided in Section 2.10 of the Original Indenture) have been delivered to the Trustee for cancellation; or (ii) the Company has deposited with the Trustee or delivered to Holders of the Notes, as applicable, after the Notes have become due and payable, whether at the Maturity Date or any Redemption Date, cash sufficient to pay all of the Outstanding Notes, as the case may be, and pay all other sums due and payable under this Supplemental Indenture by the Company; and (b) the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that all conditions precedent herein provided for relating to the satisfaction and discharge of this Supplemental Indenture have been complied with. Notwithstanding the satisfaction and discharge of this Supplemental Indenture, the obligations of the Company to the Trustee under Section 7.06 of the Original Indenture shall survive.

ARTICLE IV

PARTICULAR COVENANTS OF THE COMPANY

Section 4.01. Maintenance of Office or Agency.

(a)    The Company shall maintain at all times an office or agency in the continental United States, or cause an office or agency in the continental United States to be maintained, to serve as Paying Agent and Registrar for the Notes.

(b)    The Company hereby initially designates the Trustee as the Paying Agent, Registrar and Note Custodian and the Corporate Trust Office and the office or agency of the Trustee in the Place of Payment each shall be considered as one office or agency of the Company where the Notes may be presented or surrendered for payment or surrendered for transfer or exchange and where notices and demands to or upon the Company in respect of the Notes and the Indenture may be served.

Section 4.02. Additional Covenants.

(a)    Neither the Company nor any of its Subsidiaries shall create, assume, incur or permit to exist any Indebtedness secured by any lien on the present or future capital stock of any Designated Subsidiary unless the Notes, and at the Company’s election, any other Indebtedness of the Company that is not subordinated to the Notes and with respect to which the governing instruments require, or pursuant to which the Company is otherwise obligated, to provide such security, are secured equally and ratably with such Indebtedness for at least the time period this Indebtedness is so secured. Notwithstanding the foregoing, the Company may, without securing the Notes or such other Indebtedness, incur liens existing on such capital stock before the acquisition thereof by the Company or any Designated Subsidiary so long as (1) such lien was in existence prior to, and is not created in contemplation of or in connection with, such acquisition, (2) such lien will not apply to capital stock of any other Designated Subsidiary and (3) such lien will secure only those obligations which it secures on the date of such acquisition, and extensions, renewals and replacements of the foregoing liens that do not increase the outstanding principal amount secured by such liens and do not extend to capital stock of any other Designated Subsidiary.

(b)    Neither the Company nor any of the Designated Subsidiaries shall issue, sell, transfer or dispose of capital stock of a Designated Subsidiary, except to the Company or one of its Subsidiaries that agrees to hold the transferred shares subject to the terms of this sentence, unless (1) the Company disposes of the entire capital stock of the Designated Subsidiary at the same time for cash or property which, in the opinion of the Company’s Board of Directors, is at least equal to the fair market value of the capital stock or (2) the Company sells, transfers or otherwise disposes of any capital stock of a Designated Subsidiary for at least fair market value (in the opinion of the Company’s Board of Directors) and, after giving effect thereto, the Company and its Subsidiaries would own more than 80% of the issued and outstanding voting stock of such Designated Subsidiary.

ARTICLE V

DEFAULTS AND REMEDIES

Section 5.01. Applicability of Article 6 of the Original Indenture. Article 6 of the Original Indenture shall apply to the Notes.

Section 5.02. Events of Default. The following is an additional “Event of Default” with respect to the Notes:

(a)    default in the payment of the Redemption Price upon an Optional Redemption of the Notes under Article VIII of this Supplemental Indenture.

ARTICLE VI

SUPPLEMENTAL INDENTURES

Section 6.01. Supplemental Indentures Without Consent of Holders. Subject to Section 6.02 hereof and Section 10.02 of the Original Indenture, the Company, when authorized by the Board Resolutions, and the Trustee, at the Company’s expense, at any time and from time to time, may, without notice to or the consent of any Holder, enter into one or more indentures supplemental hereto, in form satisfactory to the Trustee, for any of the following purposes, in addition to the purposes set forth in Section 10.01 of the Original Indenture:

(a)    cure any ambiguity, omission, defect or inconsistency in the Indenture;

(b)    provide for the assumption by a Successor Company of the Company’s obligations under the Indenture and the Notes, in accordance with the provisions of Article VII;

(c)    make any change that does not adversely affect the rights of any Holder; or

(d)    conform the provisions of the Indenture to the section entitled “Description of Debt Securities” as set forth in the prospectus dated February 27, 2017, as supplemented and amended by the “Description of the Notes” section in the Prospectus Supplement.

For purposes of the Notes, clauses (a), (d) and (j) of Section 10.01 of the Original Indenture shall be deemed to be deleted in their entirety.

Section 6.02. Supplemental Indentures With Consent of Holders. With the consent of the Holders of at least a majority of the aggregate principal amount of the Notes then Outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes), the Company, when authorized by the Board Resolutions and the Trustee, at the Company’s expense, may from time to time and at any time enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or any supplemental indenture or of modifying in any manner the rights of the Holders; provided that, in addition to the restrictions set forth in the first sentence of Section 10.02 of the Original Indenture, without the written consent of each Holder of an Outstanding Note affected thereby, no such supplemental indenture may:

(a)    reduce the Redemption Price or make any other change to the provisions set forth under Article VIII that is adverse to Holders in any way; or

(b)    modify the amendment provisions contained in this Section 6.02 or Section 10.02 of the Original Indenture or the waiver provisions contained in Section 6.09 of the Original Indenture, except to increase the percentage of the principal amount of Notes whose Holders are required to consent to a supplemental indenture or waiver, or to provide that certain other provisions of the Indenture may not be modified or waived without the consent of the Holder of each Outstanding Note affected thereby.

The portion of the second sentence of Section 10.02 of the Original Indenture preceding clause (a) thereof is hereby amended and restated, with respect to the Notes, to read as follows:

“Notwithstanding anything in the Indenture to the contrary, no supplemental indenture shall, without the consent of the Holder of each Outstanding Security affected thereby:”

For purposes of the Notes, clause (i) of Section 10.02 of the Original Indenture shall be deemed to be deleted in its entirety.

Section 6.03. Notice to Holders of Supplemental Indentures. The Company shall cause notice of the execution of any supplemental indenture entered into pursuant to this Article VI or pursuant to Article 10 of the Original Indenture to be promptly mailed to each Holder, at its address appearing on the Security Register provided for in this Supplemental Indenture. Failure to give such notice to all Holders, or any defect in such notice, shall not impair or affect the validity of such supplemental indenture. Such notice shall briefly describe the amendment made under the relevant supplemental indenture.

Section 6.04. Evidence of Compliance of Supplemental Indenture to be Furnished to Trustee. For the avoidance of doubt, Section 10.06 of the Original Indenture shall apply to any supplemental indenture entered into pursuant to this Article VI as if it had been entered into pursuant to Article 10 of the Original Indenture.

ARTICLE VII

CONSOLIDATION, MERGER, SALE, CONVEYANCE AND LEASE

Section 7.01. Applicability of Article 5 of the Original Indenture. Article 5 of the Original Indenture shall not apply to the Notes. The provisions set forth in this Article VII shall, with respect to the Notes, supersede in their entirety Article 5 of the Original Indenture, and all references in the Original Indenture to Article 5 thereof shall, with respect to the Notes, be deemed to be references to this Article VII.

Section 7.02. Company May Consolidate, etc. on Certain Terms. Subject to the provisions of Section 7.03, the Company shall not consolidate with, merge with or into, or sell, convey, transfer or lease all or substantially all of its assets to, another Person, unless:

(a)    the resulting, surviving or transferee Person (the “Successor Company”), if not the Company, shall be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the Successor Company (if not the Company) shall expressly assume, by supplemental indenture all of the obligations of the Company under the Notes and the Indenture; and

(b)    immediately after giving effect to the transaction, no Default or Event of Default shall have occurred and be continuing.

For purposes of this Section 7.02, the sale, conveyance, transfer or lease of all or substantially all of the assets of one or more Subsidiaries of the Company to another Person, which assets, if held by the Company instead of such Subsidiaries, would constitute all or substantially all of the assets of the Company on a consolidated basis, shall be deemed to be the sale, conveyance, transfer or lease of all or substantially all of the assets of the Company to another Person.

Section 7.03. Successor Company to be Substituted. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the Successor Company (if not the Company) shall succeed to, and may exercise every right and power of, the Company under the Indenture with the same effect as if such successor had been named as the Company herein; and thereafter the Company shall be discharged from its obligations under the Notes and this Indenture, except in the case of any such lease.

In case of any such consolidation, merger, sale, conveyance, transfer or lease, such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

Section 7.04. Opinion of Counsel to be Given to Trustee. The Company shall not enter into any consolidation, merger, sale, conveyance, transfer or lease subject to Section 7.02 unless the Trustee shall have received an Officers’ Certificate and an Opinion of Counsel as conclusive evidence that any such consolidation, merger, sale, conveyance, transfer or lease and any such assumption and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, complies with the provisions of this Article VII.

ARTICLE VIII

OPTIONAL REDEMPTION

Section 8.01. Applicability of Article 3 of the Original Indenture. Article 3 of the Original Indenture shall not apply to the Notes. Instead, the provisions set forth in this Article VIII shall, with respect to the Notes, supersede in its entirety Article 3 of the Original Indenture and all references in the Original Indenture to Article 3 thereof and the provisions therein, as the case may be, shall, with respect to the Notes, be deemed to be references to this Article VIII and the provisions set forth in this Article VIII.

Section 8.02. Right to Redeem; Notices to Trustee. No sinking fund is provided for the Notes. The Company has the option to redeem the Notes (an “Optional Redemption”), at any time in whole or in part, upon not less than 15 nor more than 60 days’ notice, at the applicable Redemption Price.

Section 8.03. Notice of Optional Redemption; Selection of Notes.

(a)    In case the Company exercises its Optional Redemption right to redeem all or, as the case may be, any part of the Notes pursuant to Section 8.02, it shall fix a date for redemption (each, a “Redemption Date”) and it or, at its written request received by the Trustee not less than 65 calendar days prior to the Redemption Date (or such shorter period of time as may be acceptable to the Trustee), the Trustee, in the name of and at the expense of the Company, shall provide or cause to be provided a notice of such Optional Redemption (a “Redemption Notice”) not less than 15 nor more than 60 calendar days prior to the Redemption Date to each Holder of Notes so to be redeemed as a whole or in part at its last address as the same appears on the Security Register; provided, however, that, if the Company shall give such notice, it shall also give written notice of the Redemption Date to the Trustee.

(b)    The Redemption Notice, if mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice. In any case, failure to give such Redemption Notice or any defect in the Redemption Notice to the Holder of any Note designated for redemption as a whole or in part shall not affect the validity of the proceedings for the redemption of any other Note.

(c)    Each Redemption Notice shall specify:

(i)    the Redemption Date;

(ii)    the Redemption Price;

(iii)    that on the Redemption Date, the Redemption Price will become due and payable upon each Note to be redeemed, and that interest thereon, if any, shall cease to accrue on and after the Redemption Date;

(iv)    the place or places where such Notes are to be surrendered for payment of the Redemption Price;

(v)    the CUSIP, ISIN or other similar numbers, if any, assigned to such Notes; and

(vi)    in case any Note is to be redeemed in part only, the portion of the principal amount thereof to be redeemed and on and after the Redemption Date, upon surrender of such Note, a new Note in principal amount equal to the unredeemed portion thereof shall be issued.

A Redemption Notice shall be irrevocable.

(d)    If fewer than all of the outstanding Notes are to be redeemed and the Notes are in the form of Global Notes, the Depositary will select the Notes to be redeemed. If fewer than all of the outstanding Notes are to be redeemed and the Notes are in the form of Physical Notes, the Trustee shall select the Notes or portions thereof to be redeemed (in principal amounts of $2,000 or integral multiples of $1,000 in excess thereof) by lot, on a pro rata basis or by another method the Trustee considers to be fair and appropriate.

Section 8.04. Payment of Notes Called for Redemption.

(a)    If any Redemption Notice has been given in respect of the Notes in accordance with Section 8.03, the Notes shall become due and payable on the Redemption Date at the place or places stated in the Redemption Notice and at the applicable Redemption Price. On presentation and surrender of the Notes at the place or places stated in the Redemption Notice, the Notes shall be paid and redeemed by the Company at the applicable Redemption Price.

(b)    Prior to 9:00 am., New York City time, on the Redemption Date, the Company shall deposit with the Paying Agent or, if the Company or a Subsidiary of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.07 of the Original Indenture an amount of cash (in immediately available funds if deposited on the Redemption Date), sufficient to pay the Redemption Price of all of the Notes to be redeemed on such Redemption Date. Subject to receipt of funds by the Paying Agent, payment for the Notes to be redeemed shall be made promptly after the later of:

(i)    the Redemption Date for such Notes; and

(ii)    the time of presentation of such Note to the Trustee (or other Paying Agent appointed by the Company) by the Holder thereof in the manner required by this Section 8.04.

(c)    Upon surrender of a Note that is to be redeemed in part only pursuant to Section 8.02, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note in an authorized denomination equal in principal amount to the unredeemed portion of the Note surrendered, without payment of any service charge.

Section 8.05. Restrictions on Redemption. The Company may not redeem any Notes on any date if the principal amount of the Notes has been accelerated in accordance with the terms of the Indenture, and such acceleration has not been rescinded, on or prior to the Redemption Date (except in the case of an acceleration resulting from a Default by the Company in the payment of the Redemption Price with respect to such Notes).

ARTICLE IX

MISCELLANEOUS PROVISIONS

Section 9.01. Governing Law. THE INDENTURE AND EACH NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITH REFERENCE TO CONFLICTS OF LAWS.

Section 9.02. No Security Interest Created. Nothing in the Indenture or in the Notes, expressed or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, as now or hereafter enacted and in effect, in any jurisdiction.

Section 9.03. Notices. Any notices required to be given to Holders of the Notes, to the extent such Notes are represented by one or more Global Notes, will be given to the Depositary of the Notes. Conveyance of notices and other communications by DTC to direct participants, by direct participants to indirect participants, and by direct participants and indirect participants to beneficial owners of the Notes will be governed by arrangements among them, subject to any statutory requirements as may be in effect from time to time.

Section 9.04. Benefits of Indenture. Nothing in the Indenture or in the Notes, expressed or implied, shall give to any Person, other than the parties hereto, any Paying Agent, any authenticating agent, any Registrar and their successors hereunder or the Holders of the Notes, any benefit or any legal or equitable right, remedy or claim under the Indenture.

Section 9.05. Effect of Headings. The article and section headings herein and in the Table of Contents are for convenience only and shall not affect the construction hereof.

Section 9.06. Supplemental Indenture May be Executed in Counterparts. This Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original; but such counterparts shall together constitute but one and the same instrument. The exchange of copies of this Supplemental Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Supplemental Indenture as to the parties hereto and may be used in lieu of the original Supplemental Indenture for all purposes. Signatures of the parties hereto transmitted by facsimile or PDF shall be deemed to be their original signatures for all purposes.

Section 9.07. Severability. In case any provision in the Indenture or the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 9.08. Ratification of Original Indenture. Except as amended hereby with respect to the Notes, the Original Indenture, as amended and supplemented by this Supplemental Indenture, is in all respects ratified and confirmed, and this Supplemental Indenture shall be deemed part of the Original Indenture in the manner and to the extent herein and therein provided. For the avoidance of doubt, each of the Company and each Holder of the Notes, by its acceptance of such Notes, acknowledges and agrees that all of the rights, privileges, protections, immunities and benefits afforded to the Trustee under the Original Indenture are deemed to be incorporated herein, and shall be enforceable by the Trustee, whether acting as Trustee, Paying Agent or Registrar hereunder, as if set forth herein in full.

Section 9.09. Calculations. The Company shall be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the accrued interest payable on the Notes. The Company shall make all these calculations in good faith and, absent manifest error, the Company’s calculations shall be final and binding on Holders of the Notes. The Company shall provide a schedule of its calculations to the Trustee, and the Trustee is entitled to rely conclusively upon the accuracy of the Company’s calculations without independent verification. The Trustee shall forward the Company’s calculations to any Holder of Notes upon the request of such Holder at the sole cost and expense of the Company. Neither the Trustee nor Paying Agent shall be responsible or liable for the calculations of the Company.

Section 9.10. No Personal Liability. None of the Company’s directors, officers, employees, incorporators or stockholders or those of any of the Company’s Subsidiaries, as such, shall have any liability for any of the Company’s obligations under the Notes, or for any claim based on, in respect of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver may not be effective to waive liabilities under the federal securities laws.

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the date first written above.

RADIAN GROUP INC.

By:	/s/ J. Franklin Hall
Name:	J. Franklin Hall
Title:	Senior Executive Vice President and Chief Financial Officer

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ George J. Rayzis
Name:	George J. Rayzis
Title:	Vice President, Global Corporate Trust

[Signature page to Sixth Supplemental Indenture]

EXHIBIT A

FORM OF FACE OF NOTE

INCLUDE FOLLOWING LEGEND IF A GLOBAL NOTE

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO HEREIN.

RADIAN GROUP INC.

4.875% Senior Notes due 2027

No. 1	Initially $450,000,000
CUSIP No. 750236 AW1
ISIN No. US750236AW16

Radian Group Inc., a corporation duly organized and validly existing under the laws of the State of Delaware (the “Company,” which term includes any successor corporation or other entity under the Indenture referred to on the reverse hereof), for value received hereby promises to pay to Cede & Co., or registered assigns, the principal sum as set forth in the “Schedule of Exchanges of Notes” attached hereto, which amount, taken together with the principal amounts of all other Outstanding Notes, shall not, unless permitted by the Indenture, exceed $450,000,000 in aggregate at any time, in accordance with the rules and procedures of the Depositary, on March 15, 2027, and interest thereon as set forth below.

This Note shall bear interest at the rate of 4.875% per year from June 24, 2019, or from the most recent date on which interest had been paid or provided for to, but excluding, the next scheduled Interest Payment Date until March 15, 2027. Interest is payable semi-annually in arrears on each March 15 and September 15, commencing on March 15, 2020, to Holders of record of the Notes at the close of business on the preceding March 1 and September 1 (whether or not such day is a Business Day), respectively. If any Note subject to redemption shall not be paid upon surrender thereof for redemption, the principal shall, until paid, bear interest from the Redemption Date at 4.875% per year until such Note is repaid; no Additional Interest (as defined in Section 6.03 of the Original Indenture) shall apply.

The Company shall pay the principal of and interest on this Note, so long as such Note is a Global Note, in immediately available funds to the Depositary or its nominee, as the case may be, as the registered Holder of such Note. As provided in and subject to the provisions of the Indenture, the Company shall pay the principal of any Notes (other than Notes that are Global Notes) at the office or agency designated by the Company for that purpose. The Company has initially designated the Trustee as its Paying Agent and Registrar in respect of the Notes and its agency at its Corporate Trust Office as a place where Notes may be presented for payment or for registration of transfer.

Reference is made to the further provisions of this Note set forth on the reverse hereof.

This Note shall be governed by and construed in accordance with the laws of the State of New York.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control and govern.

This Note shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been manually signed by the Trustee or a duly authorized authenticating agent under the Indenture.

IN WITNESS WHEREOF, the Company has caused this Note to be duly executed.

RADIAN GROUP INC.

By:
Name:
Title:

Dated: June 24, 2019

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

FORM OF REVERSE OF NOTE

RADIAN GROUP INC.

4.875% Senior Notes due 2027

This Note is one of a duly authorized issue of Securities of the Company, designated as its 4.875% Senior Notes due 2027 (the “Notes”), limited to the aggregate principal amount of $450,000,000, all issued or to be issued under and pursuant to the Senior Indenture dated as of March 4, 2013 (the “Original Indenture”), as amended and supplemented by the Sixth Supplemental Indenture dated as of June 24, 2019 (herein called the “Supplemental Indenture”; the Original Indenture, as amended and supplemented by the Supplemental Indenture, and as it may be further amended or supplemented from time to time, the “Indenture”), by and between the Company and U.S. Bank National Association (the “Trustee”) to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders of the Notes. Additional Notes may be issued in an unlimited aggregate principal amount, subject to certain conditions specified in the Indenture.

In case an Event of Default, as defined in the Indenture, shall have occurred and be continuing, the principal of, and interest on, all Notes may be declared, by either the Trustee or Holders of at least 25% in aggregate principal amount of Notes then Outstanding, and upon said declaration shall become, due and payable, in the manner, with the effect and subject to the conditions and certain exceptions set forth in the Indenture.

Subject to the terms and conditions of the Indenture, the Company will make all payments and deliveries in respect of the Redemption Price and the principal amount on the Maturity Date, as the case may be, to the Holder who surrenders a Note to a Paying Agent to collect such payments in respect of the Note. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts.

The Indenture contains provisions permitting the Company and the Trustee in certain circumstances, without the consent of the Holders of the Notes, and in certain other circumstances, with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding, evidenced as in the Indenture provided, to execute supplemental indentures modifying the terms of the Indenture and the Notes as described therein. It is also provided in the Indenture that, subject to certain exceptions, the Holders of a majority in aggregate principal amount of the Notes at the time Outstanding may on behalf of the Holders of all of the Notes waive any past Default or Event of Default under the Indenture and its consequences.

No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, the Redemption Price, if applicable, of, and accrued and unpaid interest on this Note at the place, at the respective times, in the amounts and, if applicable, in the lawful money herein prescribed.

The Notes are issuable in registered form without coupons in denominations of $2,000 principal amount and integral multiples of $1,000 in excess thereof. At the office or agency of the Company referred to on the face hereof, and in the manner and subject to the limitations provided in the Indenture, Notes may be exchanged for a like aggregate principal amount of Notes of other authorized denominations, without payment of any service charge but, if required by the Company or Trustee, with payment of a sum sufficient to cover any transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued upon such exchange of Notes being different from the name of the Holder of the old Notes surrendered for such exchange.

The Notes shall be redeemable at the Company’s option in accordance with the terms and conditions specified in the Indenture.

Terms used in this Note and defined in the Indenture are used herein as therein defined.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Note, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM = as tenants in common

UNIF GIFT MIN ACT = Uniform Gifts to Minors Act

CUST = Note Custodian

TEN ENT = as tenants by the entireties

JT TEN = joint tenants with right of survivorship and not as tenants in common

Additional abbreviations may also be used though not in the above list.

SCHEDULE A

SCHEDULE OF EXCHANGES OF NOTES

RADIAN GROUP INC.

4.875% Senior Notes due 2027

The initial principal amount of this Global Note is $450,000,000. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal Amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Note Custodian

ATTACHMENT 1

FORM OF ASSIGNMENT AND TRANSFER

For value received                  hereby sell(s), assign(s) and transfer(s) unto                  (Please insert Social Security or Taxpayer Identification Number of assignee) the within Note, and hereby irrevocably constitutes and appoints                  attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.

Signature(s)

Signature(s) must be guaranteed by an institution which is a member of one of the following recognized signature Guarantee Programs:

(i) The Securities Transfer Agent Medallion Program (STAMP); (ii) The New York Stock Exchange Medallion Program (MNSP); (iii) The Stock Exchange Medallion Program (SEMP) or (iv) another guarantee program acceptable to the Trustee.

Signature Guarantee